EXHIBIT 24.1
POWER OF ATTORNEY
The undersigned Directors of Paychex, Inc., do hereby constitute and appoint Martin Mucci their true and lawful attorney and agent, to execute the Paychex, Inc., Annual Report on Form 10-K for the fiscal year ended May 31, 2011, for us and in our names as Directors, to comply with the Securities Exchange Act of 1934, as amended, and the rules, regulations and requirements of the Securities and Exchange Commission, in connection therewith.

Dated: July 6, 2011	/s/ B. Thomas Golisano
B. Thomas Golisano

Dated: July 6, 2011	/s/ Joseph G. Doody
Joseph G. Doody

Dated: July 6, 2011	/s/ David J. S. Flaschen
David J. S. Flaschen

Dated: July 6, 2011	/s/ Grant M. Inman
Grant M. Inman

Dated: July 6, 2011	/s/ Pamela A. Joseph
Pamela A. Joseph

Dated: July 6, 2011	/s/ Joseph M. Tucci
Joseph M. Tucci

Dated: July 6, 2011	/s/ Joseph M. Velli
Joseph M. Velli